                                                                    EXHIBIT 23.5

                   CONSENT OF WILLIAMS, KASTNER & GIBBS PLLC

We consent to the reference to our firm under the caption "Legal Matters" in the February 1999 Registration Statement (Form S-1) of Waste Connections, Inc. filed to increase by 287,500 the number of shares registered under the Registration Statement on Form S-1 (Registration No. 333-70253).


                                       WILLIAMS, KASTNER & GIBBS, PLLC


                                       /s/ Williams, Kastner & Gibbs, PLLC

Seattle, Washington
February 4, 1999